Exhibit 10.1

Em Hamoshavot Rd. 94

Petah Tikvah, Israel

Attn: Ori Gilboa

December 11, 2023

Re:	Amendment to SEPA

Dear Ori:

This letter shall serve as an amendment (the “Amendment”) to that certain Standby Equity Purchase Agreement by and between YA II PN, LTD (“Investor”) and SaverOne 2014 Ltd. (the “Company”) dated June 5, 2023 (the “SEPA”). Defined terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the SEPA.

As a supplement to Section 2.05 of the SEPA, the Investor agrees to advance to the Company an additional $1,000,000 of the Commitment Amount (the “Second Pre-Advance”), which shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the “Promissory Note”). Such advance shall be advanced to the Company on such date agreed to between the parties hereto (the “Advance Closing”). The Advance Closing shall occur remotely by conference call and electronic delivery of documentation. At the Advance Closing, the Investor shall advance to the Company the amount of the Second Pre-Advance, less a discount in the amount equal to 3% of the amount of the Second Pre-Advance, in immediately available funds to an account designated by the Company in writing, and the Company shall deliver the Promissory Note with a principal amount equal to the full amount of the Second Pre-Advance, duly executed on behalf of the Company.

Unless otherwise agreed by the Investor, any Advances delivered while the Promissory Note is outstanding shall first be used to satisfy any Installment Amount (as defined in the Promissory Note) coming due within the next 30 days, and if no amounts are due during such period, the proceeds of the Advance shall be paid to the Company.

In connection with the issuance of the Promissory Note, the Investor represents and warrants to the Company that the representations and warranties in Article III of the SEPA are true and correct, as of the date hereof and the Advance Closing and the Company represents and warrants to the Investor that the representations and warranties in Article IV of the SEPA are true and correct, as of the date hereof and the Advance Closing (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date).

Except as modified by this letter, the terms, provisions and requirements of the SEPA shall remain the same and in full force and effect in accordance with the terms and provisions thereof.

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Very truly yours,

YA II PN, LTD

By:	/s/ Matt Beckman

Accepted and agreed as of the date first written above:

SaverOne 2014 Ltd.

By:	/s/ Ori Gilboa
	Name:	Ori Gilboa
	Title:	Chief Executive Officer

Exhibit A